Exhibit 5.1
Consent of PricewaterhouseCoopers LLP
We hereby consent to the incorporation by reference in the registration statement on Form F-10 of NovaGold Resources Inc. (the “Registration Statement”) of our report dated February 27, 2007 which accompanies the consolidated financial statements of NovaGold Resources Inc. included in its Annual Report on Form 40-F for the year ended November 30, 2006.
We also consent to the reference to us under the headings “Interest of Experts” and “Documents Filed as Part of the Registration Statement” in the Registration Statement.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Chartered Accountants
Vancouver, British Columbia
March 19, 2007